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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-69243) pertaining to the EDO Corporation 1996 Long term Incentive Plan and the EDO Corporation 1980 Stock Option Plan, the Registration Statement (Form S-8 No. 33-01526) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1985 Stock Option Plan, the Registration Statement (Form S-8 No. 33-28020) pertaining to the EDO Corporation 1983 Long-term Incentive Plan, the EDO Corporation 1988 Long-term Incentive Plan, the EDO Corporation 1988 Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, the Registration Statement (Form S-8 No. 33-77865) pertaining to the EDO Corporation Compensation Plan for Directors, the EDO Corporation 1997 Non-employee Director Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, the Registration Statement (Form S-8 No. 333-105265) pertaining to the EDO Corporation 2002 Non-Employee Director Stock Option Plan and the EDO Corporation 2002 Long-term Incentive Plan of EDO Corporation, the Registration Statement (Form S-3 No. 333-111483) pertaining to the Universal Shelf, as amended, the Registration Statement (Form S-8 No. 333-129353) pertaining to the Non-Employee Director Stock Option Plan and in the related Prospectus of our report dated November 9, 2006, with respect to the financial statements of CAS, Inc. included in the Current Report (Form 8-K/A) of EDO Corporation dated November 20, 2006.

                                              /s/ Ernst & Young LLP


New York, New York
November 17, 2006